Exhibit 99.1

Cerus Corporation Announces Strategic Organizational Changes

Vivek Jayaraman promoted to Chief Operating Officer

Dr. Nina Mufti promoted to VP Development and Red Blood Cell Program Leader

Dr. Yasmin Singh promoted to VP Development and Platelet/Plasma/Therapeutics Program Leader

CONCORD, CA, March 2, 2020 - Cerus Corporation (Nasdaq:CERS) today announced the promotion of three key leaders within the Company in anticipation of the Company’s expected continued growth prospects, the anticipated approval and launch of multiple products over the next several years, as well as the need to realize greater operational effectiveness as the Company works to scale.

“These promotions from within our senior leadership team are intended to create an organizational structure that is focused on the ownership of key deliverables, both commercially and across our development portfolio, and are expected to provide Cerus with the continued growth opportunities required to achieve its mission of making INTERCEPT Blood System the global standard of care in transfusion medicine,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “Nina, Yasmin, and Vivek have led many of the activities that have been integral to Cerus’ recent achievements and I am excited to welcome them into new leadership roles so that the organization can benefit from their considerable experience and expertise. We expect this to be a transformative year for the company as we partner with our U.S. blood center customers as they adapt to comply with the recent FDA Guidance on the bacterial safety of platelets.”

Vivek Jayaraman, Chief Operating Officer

Mr. Jayaraman has served as Cerus’ chief commercial officer since August 2016. Since that time, global revenues have more than doubled. In his expanded role, Vivek will continue to lead commercial efforts while also providing leadership for the supply chain, customer service and manufacturing operations teams. “Vivek has played an instrumental role in our growth over the last several years, and we are excited to promote him into this position. With his advancement to chief operating officer, Vivek will have the overall span of influence to deliver the comprehensive customer experience required to potentially make INTERCEPT a success globally,” said Greenman. “In addition to continuing to lead our worldwide commercial teams, he will assume responsibility for our operations efforts with a near-term focus on improved manufacturing efficiencies and supply chain optimization.”

Mr. Jayaraman came to Cerus from TriVascular, where as vice president, sales and marketing he oversaw TriVacular’s commercial expansion as the company grew from a preclinical, venture-backed startup into a publicly traded, global medical device company. Prior to TriVascular, he served in roles of increasing responsibility at Medtronic, including serving as vice president of global marketing for Medtronic’s endovascular innovations business. Vivek received his MBA from the Wharton School at the University of Pennsylvania and holds dual bachelor’s degrees from the University of Michigan.

Nina Mufti, VP Development and Red Blood Cell Program Leader

Dr. Mufti, who started with Cerus in 2007, has served most recently as Cerus’ vice president of development since 2012, overseeing clinical studies in support of the premarket approval (PMA) submissions and approvals for INTERCEPT platelets and plasma during her tenure. With the Red Blood Cell (RBC) program advancing towards a possible CE Mark approval and the phase 3 studies in the U.S. progressing to support a potential PMA submission for INTERCEPT System for RBCs, the Company is focusing her responsibilities on Red Blood Cell program strategy and execution from manufacturing scale-up to clinical study execution, as well as commercial launch readiness. “With Nina’s strong technical background and business development acumen, she is uniquely well positioned to successfully oversee the program execution and to position us for the best possible launch following potential regulatory approvals,” said Greenman.

Prior to coming to Cerus, Dr. Mufti worked at Nektar Therapeutics for over seven years holding roles of increasing responsibility in program and project management. Dr. Mufti completed her Ph.D. in Biochemical Engineering at Cornell University, and her Bachelor of Science, Biochemistry and Bachelor of Applied Science, Chemical Engineering at the University of Ottawa.

Yasmin Singh, VP Development and Platelet, Plasma and Therapeutics Program Leader

Previously the vice president of program and portfolio management, in her new role, Dr. Singh will lead the development portfolio for the INTERCEPT platelets, plasma and therapeutics business in a year that anticipates the submission of important PMA supplements for platelet label claims and the expected submission and possible approval of the first product in the therapeutics portfolio. Dr. Singh will be responsible for advancing the development of the full portfolio for these products as Cerus works to iterate on the current marketed products to increase blood center ease of use and to expand its label claims for these components to meet the needs of its customers globally.

“Yasmin has a long, proven track record of managing complex product development activities and has a comprehensive understanding of the global regulatory and clinical development landscape for the INTERCEPT products. I am excited to have her in this new leadership role as we expand our product portfolio with new therapeutic offerings,” said Greenman.

Prior to joining Cerus, Dr. Singh spent a year at Zogenix where she headed project management, and before that she spent eight years in project management at Jazz Pharmaceuticals where she led the department for the last 6 years as executive director, project management. Dr. Singh spent eight years at Cerus earlier in her career, initially as a toxicologist. She was subsequently promoted to plasma project team leader where she led the development of the INTERCEPT plasma project through CE Mark submission and approval in 2006. Dr. Singh ended her first term at Cerus as INTERCEPT project team leader before rejoining the Company in 2017. Dr. Singh received her Bachelor of Science in Biological Sciences and Ph.D. in Pharmacology and Toxicology from U.C. Davis.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Based in Concord, California, our employees are dedicated to deploying and supplying vital technologies and pathogen-protected blood components for blood centers, hospitals and ultimately patients who rely on safe blood. With the INTERCEPT Blood System, we are focused on protecting patients by delivering the full complement of reliable products and expertise for transfusion medicine. Cerus develops and markets the INTERCEPT Blood System and remains the only company in the blood transfusion space to earn both CE Mark and FDA approval for pathogen reduction of both platelet and plasma components. Cerus currently markets and sells the INTERCEPT Blood System in the United States, Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world. The INTERCEPT Red Blood Cell system is in clinical development. For more information about Cerus, visit www.cerus.com.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning the anticipated benefits of Cerus’ recently-announced management promotions; continued growth prospects; the anticipated approval and launch of multiple products by Cerus over the next several years; Cerus’ mission of making INTERCEPT Blood System the global standard of care in transfusion medicine and for INTERCEPT to be a success globally; the Company’s expectations for 2020 as it relates to their U.S. blood center customers; possible CE Mark approval for the Red Blood Cell (RBC) program; advancing the RBC program toward phase 3 studies in the U.S. to support a potential PMA submission; the potential approval and launch of the INTERCEPT Blood System for RBCs; the anticipated submission of important PMA supplements for platelet label claims and the expected submission and possible approval of the first product in the therapeutics portfolio; Cerus working to iterate on its current marketed products to increase blood center ease of use and to expand its label claims for these components; and any other statements that are not historical facts. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (b) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, and/or (c) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline product candidates, or otherwise; risks associated with Cerus’ lack of commercialization experience in the United States and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System for platelets and plasma in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; the uncertain and time-consuming development and regulatory process, including the risks (a) that Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT platelet and plasma systems, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval for the INTERCEPT platelet and/or plasma systems, (b) related to Cerus’ ability to expand the label claims and product configurations for the INTERCEPT platelet and plasma systems in the United States, including for pathogen-reduced cryoprecipitate, which will require additional regulatory approvals, (c) that Cerus may be unable to submit its planned PMA supplements to the FDA in a timely manner or at all, and even if submitted, such planned PMA supplements may not be accepted or approved in a timely manner or at all, (d) that Cerus may be unable to obtain CE Mark approval, or any other regulatory approvals, of the INTERCEPT Blood System for RBCs in a timely manner or at all, (e) that applicable regulatory authorities may disagree with Cerus‘ interpretations of the data from its clinical studies and/or may otherwise determine not to approve Cerus’ regulatory submissions, including Cerus’ planned PMA supplement submissions and Cerus’ CE Mark submission, in a timely manner or at all, and (f) even if Cerus’ regulatory submissions are approved, Cerus may not receive label claims for all requested indications or for indications with the highest unmet need or market acceptance; risks associated with Cerus’ lack of experience in marketing products directly to hospitals and expertise complying with regulations governing finished biologics; risks associated with the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies which may adversely affect the availability of funding under Cerus’ BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, such that the anticipated activities that Cerus expects to conduct with the funds available from BARDA may be delayed or halted and that Cerus may not otherwise realize the total potential value under its agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or weakening economic conditions in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the ability of its manufacturers to comply with extensive FDA and foreign regulatory agency requirements, and Cerus’ ability to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture pathogen-reduced cryoprecipitate; risks associated with Cerus’ ability to meet its debt service obligations and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including Cerus’ Annual

Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Contact:

Tim Lee – Investor Relations Director

Cerus Corporation

925-288-6137

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